UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 2, 2012

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 2, 2012, PetroQuest Energy, Inc. (the “Company”) announced a net loss available to common stockholders for the quarter ended June 30, 2012 of $54,520,000, or $0.87 per share, compared to second quarter 2011 net loss available to common stockholders of $3,045,000, or $0.05 per share. For the first six months of 2012, the Company reported a net loss available to common stockholders of $73,128,000, or $1.17 per share, compared to a net loss available to common stockholders of $1,148,000, or $0.02 per share, for the 2011 period. The Company recorded non-cash ceiling test write-downs of $53,485,000 and $73,596,000 during the second quarter and six month periods of 2012, respectively, as a result of the impact of low natural gas prices on the future discounted net cash flows from its estimated proved reserves.

Discretionary cash flow for the second quarter of 2012 was $20,068,000, as compared to $27,009,000 for the comparable 2011 period. Net cash flow provided by operating activities totaled $28,317,000 and $41,632,000 during the second quarters of 2012 and 2011, respectively. For the first six months of 2012, discretionary cash flow was $39,716,000, compared to discretionary cash flow of $52,120,000 for the first six months of 2011. Net cash flow provided by operating activities totaled $42,268,000 and $59,891,000 during the first six months of 2012 and 2011, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.

Production for the second quarter of 2012 was 8.4 Bcfe, compared to 7.4 Bcfe for the comparable period of 2011. For the first six months of 2012, production was 16.6 Bcfe, compared to 14.7 Bcfe for the comparable period of 2011. Stated on an Mcfe basis, unit prices including the effects of hedges for the second quarter of 2012 were $3.97 per Mcfe, as compared to $5.69 per Mcfe in the second quarter of 2011. For the first six months of 2012, unit prices including the effects of hedges, were $4.19 per Mcfe, as compared to $5.66 per Mcfe for the first six months of 2012. Oil and gas sales during the second quarter of 2012 were $33,376,000, as compared to $41,920,000, in the second quarter of 2011. For the first six months of 2012, oil and gas sales were $69,373,000 compared to oil and gas sales of $83,466,000 for the first six months of 2011.

Lease operating expenses (“LOE”) for the second quarter of 2012 decreased to $9,085,000, as compared to $10,206,000 in the second quarter of 2011. LOE per Mcfe was $1.08 for the second quarter of 2012, as compared to $1.38 in the second quarter of 2011. For the first six months of 2012, lease operating expenses decreased to $1.13 per Mcfe from $1.34 per Mcfe in the comparable period of 2011. The decreases in lease operating expenses for the 2012 periods are primarily due to cost savings associated with the Company’s Woodford saltwater disposal systems.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2012 was $1.84 per Mcfe, as compared to $1.95 per Mcfe in the second quarter of 2011. For the first six months of 2012, DD&A on oil and gas properties was $1.84 per Mcfe compared to $1.91 per Mcfe for the comparable period of 2011. The decrease in DD&A during the second quarter of 2012, as compared to the second quarter of 2011, was primarily the result of the ceiling test write-down recorded during the first quarter of 2012, as well as the impact of the Company’s discovery at its Broussard Estates No. 2 well in south Louisiana in June 2012.

Interest expense for the second quarter of 2012 increased to $2,413,000, as compared to $2,255,000 in the second quarter of 2011. For the first six months of 2012, interest expense was $4,683,000, compared to $4,949,000 for the comparable period of 2011.

Production taxes for the second quarter of 2012 were ($1,917,000), as compared to ($538,000) in the second quarter of 2011. For the first six months of 2012, production taxes were ($768,000) compared to $624,000 for the comparable period of 2011. During the second quarter of 2012, the Company recorded a receivable of $2.7 million for refunds expected to be received relative to severance tax previously paid on horizontal wells drilled in Oklahoma.

General and administrative expenses during the quarter and six months ended June 30, 2012 totaled $5,999,000 and $11,578,000, respectively, as compared to expenses of $4,280,000 and $8,678,000 during the comparable 2011 periods. The increase in general and administrative expenses for the 2012 periods is primarily due to higher employee related expenses, including non-cash stock compensation costs totaling $3,838,000 during the first six months of 2012 as compared to $1,917,000 during the 2011 period.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six month periods ended June 30, 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Production:
Oil (Bbls)	116,037	140,049	257,312	315,313
Gas (Mcf)	6,945,466	5,995,945	13,674,781	11,773,285
Ngl (Mcfe)	763,302	533,067	1,356,437	1,073,537
Total Production (Mcfe)	8,404,990	7,369,306	16,575,090	14,738,700
Total Daily Production (Mmcfe)	92.4	81.0	91.1	81.4

Sales:
Total oil sales	$12,831,097	$15,722,784	$28,340,054	$32,895,484
Total gas sales	15,457,658	21,490,412	30,737,611	40,616,107
Total ngl sales	5,087,135	4,706,280	10,295,240	9,953,890

Total oil and gas sales	$33,375,890	$41,919,476	$69,372,905	$83,465,481

Average sales prices:
Oil (per Bbl)	$110.58	$112.27	$110.14	$104.33
Gas (per Mcf)	2.23	3.58	2.25	3.45
Ngl (per Mcfe)	6.66	8.83	7.59	9.27
Per Mcfe	3.97	5.69	4.19	5.66

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $3,230,000 and $186,000, oil hedges of $415,000 and ($289,000) and NGL hedges of $232,000 and zero for the three months ended June 30, 2012 and 2011, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $5,385,000 and $386,000, oil hedges of $362,000 and ($389,000) and NGL hedges of $232,000 and zero for the six months ended June 30, 2012 and 2011, respectively.

The following initiates guidance for the third quarter of 2012:

Guidance for
Description	3rd Quarter 2012
Production volumes (MMcfe/d)	92 - 97

Percent Gas	80%
Percent Oil	8%
Percent NGL	12%

Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.15
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.70 - $1.80
General and administrative (in millions)*	$5.5 - $6.0
Interest expense (in millions)	$2.4 - $2.7

*	Includes non-cash stock compensation estimate of $1.8 million

The following updates guidance for the full year of 2012:

Guidance for
Description	Full Year 2012
Production volumes (MMcfe/d)	92 - 97

Percent Gas	79%
Percent Oil	9%
Percent NGL	12%

Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.15
Production taxes (per Mcfe)	$0.04 - $0.06
Depreciation, depletion and amortization (per Mcfe)	$1.75 - $1.85
General and administrative (in millions)*	$22 - $23
Interest expense (in millions)	$9.5 - $10.5
2012 Capital Expenditures (in millions)	$110 - $115

*	Includes non-cash stock compensation estimate of $6.8 million

Hedging Update

The Company recently initiated the following commodity hedging transactions:

	Instrument
Production Period	Type	Daily Volumes	Price
Gas:
Jul 12 - Dec 12	Swap	20,000 Mmbtu	$2.73
2013	Three Way Collar	10,000 Mmbtu	$2.00 - $3.00 - $4.09

After executing the above transactions, the Company has approximately 8.0 Bcf of gas volumes hedged for the remainder of 2012 with an average floor price of $3.13 per Mcf and 3.7 Bcf of gas volumes hedged for 2013.

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Oklahoma, Texas, the Gulf Coast Basin, Arkansas and Wyoming. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets (Amounts in Thousands)

(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$9,599	$22,263
Revenue receivable	12,476	15,860
Joint interest billing receivable	37,991	47,445
Hedge asset	4,814	6,418
Prepaid drilling costs	2,163	2,900
Drilling pipe inventory	2,259	4,070
Other current assets	3,399	2,965

Total current assets	72,701	101,921

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,666,929	1,600,546
Unevaluated oil and gas properties	76,709	70,408
Accumulated depreciation, depletion and amortization	(1,369,941)	(1,265,603)

Oil and gas properties, net	373,697	405,351
Gas gathering assets	4,177	4,177
Accumulated depreciation and amortization of gas gathering assets	(1,943)	(1,794)

Total property and equipment	375,931	407,734

Other assets, net of accumulated depreciation and amortization of $8,837 and $8,066, respectively	8,399	6,511

Total assets	$457,031	$516,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$61,711	$50,750
Advances from co-owners	22,526	33,867
Oil and gas revenue payable	12,412	13,764
Accrued interest and preferred stock dividend	6,166	6,167
Asset retirement obligation	1,034	3,110
Other accrued liabilities	4,898	8,250

Total current liabilities	108,747	115,908
Bank debt	17,500	—
10% Senior Notes	150,000	150,000
Asset retirement obligation	28,758	27,317
Hedge liability	317	—
Deferred income taxes	—	551
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 62,380 and 62,148 shares, respectively	62	62
Paid-in capital	274,061	270,606
Accumulated other comprehensive income	3,023	4,031
Accumulated deficit	(125,438)	(52,310)

Total stockholders’ equity	151,709	222,390

Total liabilities and stockholders’ equity	$457,031	$516,166

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Oil and gas sales	$33,376	$41,920	$69,373	$83,466
Gas gathering revenue	37	55	81	112

	33,413	41,975	69,454	83,578

Expenses:
Lease operating expenses	9,085	10,206	18,750	19,709
Production taxes	(1,917)	(538)	(768)	624
Depreciation, depletion and amortization	15,762	14,657	30,992	28,719
Ceiling test write-down	53,485	12,973	73,596	18,907
General and administrative	5,999	4,280	11,578	8,678
Accretion of asset retirement obligation	517	427	1,017	1,179
Interest expense	2,413	2,255	4,683	4,949

	85,344	44,260	139,848	82,765

Other income (expense):
Other income	123	197	272	277
Derivative expense	(375)	—	(375)	—

	(252)	197	(103)	277

Income (loss) from operations	(52,183)	(2,088)	(70,497)	1,090

Income tax expense (benefit)	1,049	(330)	61	(329)

Net income (loss)	(53,232)	(1,758)	(70,558)	1,419

Preferred stock dividend	1,288	1,287	2,570	2,567

Net loss available to common stockholders	$(54,520)	$(3,045)	$(73,128)	$(1,148)

Earnings per common share:
Basic
Net loss per share	$(0.87)	$(0.05)	$(1.17)	$(0.02)

Diluted
Net loss per share	$(0.87)	$(0.05)	$(1.17)	$(0.02)

Weighted average number of common shares:
Basic	62,363	61,917	62,289	61,793

Diluted	62,363	61,917	62,289	61,793

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(unaudited)

(Amounts in Thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(70,558)	$1,419
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	61	(329)
Depreciation, depletion and amortization	30,992	28,719
Ceiling test writedown	73,596	18,907
Accretion of asset retirement obligation	1,017	1,179
Share based compensation expense	3,838	1,917
Amortization costs and other	395	308
Non-cash derivative expense	375	—
Payments to settle asset retirement obligations	(2,450)	(513)
Changes in working capital accounts:
Revenue receivable	3,384	3,719
Prepaid drilling and pipe costs	2,548	5,507
Joint interest billing receivable	8,962	(13,976)
Accounts payable and accrued liabilities	4,602	(3,358)
Advances from co-owners	(11,341)	18,235
Other	(3,153)	(1,843)

Net cash provided by operating activities	42,268	59,891

Cash flows used in investing activities:
Investment in oil and gas properties	(75,825)	(69,006)
Sale of oil and gas properties	275	—
Sale of unevaluated oil and gas properties	6,083	—

Net cash used in investing activities	(69,467)	(69,006)

Cash flows used in financing activities:
Net payments for share based compensation	(383)	(896)
Deferred financing costs	(12)	(16)
Payment of preferred stock dividend	(2,570)	(2,569)
Proceeds from bank borrowings	45,000	—
Repayment of bank borrowings	(27,500)	—

Net cash provided by (used in) financing activities	14,535	(3,481)

Net decrease in cash and cash equivalents	(12,664)	(12,596)
Cash and cash equivalents, beginning of period	22,263	63,237

Cash and cash equivalents, end of period	$9,599	$50,641

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$7,871	$8,291

Income taxes	$15	$1

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net loss	$(53,232)	$(1,758)	$(70,558)	$1,419

Reconciling items:
Deferred tax expense (benefit)	1,049	(330)	61	(329)
Depreciation, depletion and amortization	15,762	14,657	30,992	28,719
Ceiling test writedown	53,485	12,973	73,596	18,907
Non-cash derivative expense	375	—	375	—
Accretion of asset retirement obligation	517	427	1,017	1,179
Share based compensation expense	1,915	885	3,838	1,917
Amortization costs and other	197	155	395	308

Discretionary cash flow	20,068	27,009	39,716	52,120

Changes in working capital accounts	9,917	14,623	5,002	8,284
Settlement of asset retirement obligations	(1,668)	—	(2,450)	(513)

Net cash flow provided by operating activities	$28,317	$41,632	$42,268	$59,891

Note:	Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: August 2, 2012	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer